United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2007 (April 2, 2007)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 2, 2007, ePlus inc. (the “Company”) received a staff determination letter from the staff of the Nasdaq indicating that the Company’s failure to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq as required by Nasdaq Marketplace Rules 4350(e) and Rule 4350(g) and interpretations thereunder, could serve as an additional basis for the delisting of the Company’s stock from the Nasdaq Global Market.

As previously reported, the Company’s securities will continue to be listed on the Nasdaq Global Market during the review of the Nasdaq Listing and Hearings Review Council (“Listing Council”). The Listing Council issued a stay of delisting on January 11, 2007, pending review by the Listing Council of the Nasdaq Listing and Qualification Panel’s decision to delist and suspend trading of the Company’s securities on the Nasdaq Global Market.

Item 7.01  Regulation FD Disclosure

The Company has been diligently working to resolve issues related to accounting for stock options granted since its initial public offering in 1996, which is the sole reason underlying its delay in holding its annual meeting, soliciting proxies and providing proxy statements to Nasdaq. In this regard, the Company has been reviewing accounting guidance regarding stock option grants recently published by the accounting staff of the SEC, and has not yet determined the amount of such charges or the resulting tax and accounting impact. The Company’s determination of the amount of such stock-based compensation expense is being finalized and is being reviewed by its independent auditors.

A copy of the Company’s press release issued on April 6, 2007, relating to the foregoing, is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)Not applicable.

(b) Not applicable.

(c) Exhibits

99.1 Press Release dated April 6, 2007 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: April 6, 2007	Chief Financial Officer

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